UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 3, 2014

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 3, 2014, the Compensation Committee of Qumu Corporation (the “Company”) recommended, and the Board of Directors of the Company promoted Vern Hanzlik to the role of Executive Vice President and designated Mr. Hanzlik as an executive officer under Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

Mr. Hanzlik, age 56, joined the Company in November 2012 as a Senior Vice President and as General Manager, Qumu.  From February 2011 to November 2012, Mr. Hanzlik was President, EMEA and member of the Board of TEAM Informatics, a global enterprise solutions and technology company. From December 2006 to February 2010, Mr. Hanzlik  was the Chief Marketing Officer of Sajan, Inc., a privately held company, and from February 2010 until January 2011, also served as the Chief Marketing Officer of Sajan’s successor company by merger, publicly-held Sajan, Inc. (OTC: SAJA), a provider of global language translation services, software localization and cloud-based translation management software. Mr. Hanzlik also served as President of Sajan Software Ltd., a subsidiary of Sajan, from June 2009 to January 2011. Mr. Hanzlik was a co-founder of Stellent, Inc., which was a publicly-held provider of content and document management software and services located in Eden Prairie, Minnesota, until it was acquired by Oracle Corporation in 2006. While with Stellent, Inc., he most recently served as Executive Vice President of Compliance and Strategic Alliances from January 2004 to February 2006. Additionally, Mr. Hanzlik served as Stellent’s President and Chief Executive Officer and as a director of Stellent from 1999 and 2003. Mr. Hanzlik served as a director of pre-merger Sajan, Inc. from April 2006 to February 2010 and as a director of post-merger Sajan, Inc. from February 2010 to January 2011.

In connection with his designation as an executive officer, the Compensation Committee recommended and the Board of Directors approved, Mr. Hanzlik’s annual base salary at $325,000 and his participation in the Company’s short-term incentive program for 2014 (the “2014 Incentive Plan”). The 2014 Incentive Plan was summarized in the Company’s Current Report on Form 8-K dated February 20, 2104 and as previously summarized, the Compensation Committee set 2014 annual performance goals at the minimum, target and maximum level for three performance measures with respect to the software business. The Compensation Committee set Mr. Hanzlik’s cash incentive pay opportunity under the 2014 Incentive Plan at 65% of his base salary at the Company’s achievement of the target goals for the three performance measures with respect to the software business and 130% at the Company’s achievement of the maximum goals for the three performance measures with respect to the software business.

Effective March 3, 2014, the Company entered into a letter agreement with Mr. Hanzlik relating to severance and change of control benefits (the “Letter Agreement”) in substantially the form attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013 and summarized therein. The Company’s entry into the Letter Agreement with Mr. Hanzlik was recommended by the Compensation Committee and approved by the Board of Directors on March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  March 7, 2014